Calculation of Filing Fee Tables
S-3
Natera, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	68,023	$ 315.765	$ 21,479,282.60	0.000087	$ 1,868.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,479,282.60		$ 1,868.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,868.70
Offering Note
[1]	Note 1.a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional shares of common stock of the registrant as may become issuable upon stock splits, stock dividends and similar events. The registrant is hereby registering 68,023 shares of its common stock for resale, consisting of (i) 45,533 shares (the "Closing Shares") issued to the selling stockholders on or about November 10, 2026, in connection with the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2026, by and among the registrant, two wholly owned merger subsidiaries of the registrant, a privately held company and a stockholder representative, and (ii) an estimated 22,490 additional shares that may become issuable to the selling stockholders after the closing pursuant to the merger agreement (the "Potentially Issuable Shares"), consisting of Holdback Shares, Adjustment Shares, Milestone Shares and Indemnification Shares, in each case as described in the prospectus forming part of this registration statement. Of the Potentially Issuable Shares, 4,462 are estimated Adjustment Shares, reflecting allocation of the adjustment-related share estimate between the selling stockholders and participants under the Change of Control Bonus Plan, with shares allocated to such participants registered separately on Form S-8. The number of Potentially Issuable Shares is based on a good faith estimate of the number of shares issuable pursuant to the merger agreement within the next three years and is not an indication or prediction of how many such shares will ultimately be issued, because the actual number of shares issuable depends on a variety of factors, including post-closing purchase price adjustments, the number of Holdback Shares released, the future trading price of the registrant's common stock, whether the milestones are achieved and whether any indemnification obligations become payable. Note 1.b. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's common stock as reported on The Nasdaq Global Select Market on November 6, 2026, which was $315.765 per share (such date being within five business days prior to the date this registration statement is expected to be filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date